UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-1361100	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joel Hammer, Chief Financial Officer (CFO) of GTJ REIT, Inc., a Maryland corporation (the “Company”), tendered his resignation as the Company’s CFO, effective as of May 19, 2014. Mr. Hammer’s resignation did not result from any disagreement regarding the Company’s financial reporting or accounting policies, or practices.

The Company and Mr. Hammer executed a Severance Agreement and General Release dated as of May 16, 2014 (the “Severance Agreement”). The Severance Agreement provides for certain severance payments to Mr. Hammer in the aggregate amount of $50,000. Mr. Hammer executed a general release customary for instruments of this nature and made additional representations and covenants, including, among others, covenant not to sue, not to disparage the Company and related parties, and to keep the Company’s information confidential. The Severance Agreement also contains certain other provisions that are customary in agreements of this nature.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GTJ REIT, Inc.

By:	/s/ Louis Sheinker
Louis Sheinker, President and COO

Date: May 19, 2014